UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 22, 2011

GREEKTOWN SUPERHOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53921	27-2216916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 East Lafayette
Detroit, Michigan 48226
(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events

The City of Detroit has approved a 90 day extension of the February 28, 2011 deadline for Greektown Superholdings, Inc. (together with its subsidiaries, “Greektown”) to propose a replacement manager to run its day-to-day operations.  The earlier deadline had been required by a Settlement Agreement between Greektown and the City of Detroit which was entered into in February 2010, as modified.

Greektown has been actively engaged in a search for a chief executive officer for the past several months and is currently in the latter stage of negotiations with a potential candidate, but needs additional time to complete its process. Any chief executive candidate proposed for consideration will require the approval of the Mayor of the City of Detroit, the Detroit City Council, and the Michigan Gaming Control Board.  There can be no assurance that the negotiations will result in a definitive agreement with this candidate, or that the requisite approvals can be obtained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 23, 2011

GREEKTOWN SUPERHOLDINGS, INC.

By:	/s/ Clifford J. Vallier
Name:	Clifford J. Vallier
Title:	President, Chief Financial Officer and Treasurer